Exhibit 4

AMENDMENT TO THE

FISCAL AGENCY AGREEMENT DATED DECEMBER 13, 2013

Among

REPUBLIC OF SOUTH AFRICA

and

CITIBANK, N.A., LONDON BRANCH

Fiscal Agent

and

BANQUE INTERNATIONALE À LUXEMBOURG, SOCIÉTÉ ANONYME

Luxembourg Listing and Paying Agent

Dated as of April 6, 2016

DEBT SECURITIES

Exhibit 4

AMENDMENT TO THE FISCAL AGENCY AGREEMENT, dated as of April 6, 2016 (the “Amendment”) which amends the Agreement dated as of December 13, 2013 (the “Agreement”), between the Republic of South Africa (the “Republic” or “South Africa”), Citibank, N.A., London Branch, a banking corporation organized and existing under the laws of The State of New York, as Fiscal Agent, and Banque Internationale à Luxembourg, société anonyme, as Luxembourg Agent.

WHEREAS, the parties hereto have previously entered into the Agreement;

WHEREAS, the Republic wishes to provide for the issuance of additional series of Securities under (and as defined in) the Agreement, which Securities may contain a clarification to the ranking clause of the Securities, an aggregated collective action clause and certain other changes, all as more fully described herein;

WHEREAS, Section 17 of the Agreement provides, among other things, that the Republic and Fiscal Agent may, upon agreement between themselves, amend the Agreement without the vote or consent of any holder of Securities of any Series curing any ambiguity correcting or supplementing any defective provision thereof, or making any other change that (a) is not inconsistent with the Securities of such Series and (b) does not adversely affect the interest of any holder of the Securities of such Series in any material respect;

WHEREAS, the Republic has requested and the Fiscal Agent has agreed, consistent with such Section 17, to amend the Agreement; and

WHEREAS, capitalized terms not defined herein have the respective meanings set forth in the Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Scope of Amendment. Except to the extent explicitly stated otherwise in this Amendment, the provisions of this Amendment shall apply only to any Securities of any Series issued after the date of this Amendment under the Agreement and that are in their terms explicitly stated to be “Equal Ranking Securities” under the Agreement, as amended by this Amendment and as further amended, modified or supplemented from time to time in accordance with the terms thereof, and shall not modify or otherwise affect the terms and conditions of any currently outstanding Securities under the Agreement or any other Securities that are not so stated to be “Equal Ranking Securities” under the Agreement, as amended by this Amendment and as further amended, modified or supplemented from time to time in accordance with the terms thereof.

2.	Addition to Section 1 of the Agreement. A new paragraph is added to the end of Section 1 of Agreement, to read in full as follows:

Equal Ranking Securities. Notwithstanding the second sentence of the first paragraph of Section 1, the following provisions shall apply to Equal Ranking Securities (as defined below):

(a)	The Securities constitute and will constitute direct, general, unconditional, and unsecured External Indebtedness of the Republic and will rank, without any preference among themselves and equally, with all other External Indebtedness of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the Securities ratably with payments being made under any other External Indebtedness. For purposes hereof, “Equal Ranking Securities” shall mean any Securities of any Series issued under this Agreement that are in their terms explicitly stated to be “Equal Ranking Securities” under this Agreement and “External Indebtedness” shall mean all indebtedness of South Africa in respect of moneys borrowed by South Africa and guarantees given by South Africa for moneys borrowed by others which is expressed or denominated in a currency or currencies other than South African rand or which is, at the option of the person entitled thereto, payable in a currency or currencies other than South African rand.

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3.	Alternative First Sentence of Second Paragraph to section 1 of Exhibit A to the Agreement. A new alternative first sentence of the second paragraph to section 1 of the form of Reverse of Registered Global Security is added to Exhibit A to the Agreement immediately after the first sentence of the second paragraph of section 1 thereof, to read in full as follows:

[Alternative second paragraph to section 1 applicable solely in the case of Equal Ranking Securities. The text below shall replace in its entirety the first sentence of the second of section 1:]

“The Securities constitute and will constitute direct, general, unconditional, and unsecured External Indebtedness of the Republic and will rank, without any preference among themselves and equally, with all other External Indebtedness of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the Securities ratably with payments being made under any other External Indebtedness.”

4.	Addition of Section 16A of the Agreement. A new section 16A is added to the Agreement, to read in full as follows:

16A.	Aggregated Collective Action Securities. Notwithstanding Sections 14, 15, 16 and 17 hereof, the following provisions shall apply to Aggregated Collective Action Securities (as defined below and as distinguished from Collective Action Securities to which Section 16 hereof applies):

(a)	Modifications.

(i)	Modifications Not Requiring the Consent of Holders. The Republic and the Fiscal Agent, may without the consent of any holder of Securities of any Series, agree to a Modification (as such term is defined below) of the Securities of such Series or to this Agreement as it relates to that Series for the purpose of: (A) adding to the covenants of the Republic for the benefit of the holders of the Securities of such Series, (B) surrendering any right or power conferred upon the Republic with respect to Securities of such Series, (C) securing the Securities of such Series, (D) curing any ambiguity, or curing, correcting or supplementing any defective provision in the Securities of that Series or the Agreement or (E) amending the Securities of such Series or this Agreement in any manner which the Republic and the Fiscal Agent may determine and which does not does not adversely affect the interest of any holder of the Securities of such Series in any material respect (each such modification, a “Technical Modification”). Any such Technical Modifications shall be binding on all holders of the Securities of such Series, and unless the Fiscal Agent otherwise requires, the Republic shall provide notice of any such Technical Modification to the Fiscal Agent for onward distribution to such holders of the Securities as soon as practicable thereafter.

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(ii)	Single Series (Non-Reserved Matter) Modifications. Modifications proposed by the Republic to the terms and conditions of the Securities of a single Series, or to this Agreement insofar as they affect the Securities of a single Series, that are not Reserved Matter Modifications (as defined below) or Technical Modifications, may be approved by holders of the Securities of such Series (by vote at a meeting of the holders of Securities of such Series or by a written consent of such holders of Securities of such Series), and future compliance therewith may be waived, with the written consent of the Republic and the affirmative vote (if approved at a meeting of the holders of the Securities of such Series) or consent (if approved by a written action) of holders of more than 50% of the aggregate principal amount of the Outstanding Securities of that Series.

(iii)	Reserved Matter Modifications and Methods. Reserved Matter Modifications proposed by the Republic may be approved by holders of Securities (by vote at a meeting of the holders of Securities or by a written consent of such holders) in one of three ways (each, a “Modification Method”):

(A)	by the holders of the Securities of each Series subject to the proposed Modification (a “Single Series Reserved Matter Modification”),

(B)	for proposed Cross-Series Modifications (as defined below) that are Uniformly Applicable (as defined below), by the holders of two or more Series of Securities whose votes or written consents will be aggregated for the purpose of determining whether the approval threshold has been met (a “Cross-Series Modification with Single Aggregated Voting”), and

(C)	for proposed Cross-Series Modifications that are not Uniformly Applicable, by the holders of two or more Series of Securities whose votes or written consents (x) taken together, must meet an aggregated approval threshold and (y) taken separately for each Series of Securities covered by that proposed Cross-Series Modification, must meet a separate approval threshold (a “Cross-Series Modification with Two Tier Voting”).

The Republic shall have the discretion to select a Modification Method for a proposed Reserved Matter Modification and to designate which Series of Securities will be included in the aggregated voting for a proposed Cross-Series Modification; provided, however, that once the Republic selects a Modification Method and designates the Series of Securities that will be subject to a proposed Cross-Series Modification, those elections will be final for purposes of that vote or consent solicitation.

The Republic may simultaneously propose two or more Cross-Series Modifications, each affecting different Series of Securities, or one or more Cross-Series Modifications together with one or more Single Series Modifications.

(iv)	Single Series Reserved Matter Modifications. Any Modification constituting or including a Reserved Matter Modification to the terms and conditions of the Securities of a single Series, or to this Agreement insofar as it affects the Securities of a single Series, may be made, and future compliance therewith may be waived, with the written consent of the Republic and the affirmative vote or consent of holders of more than 75% of the aggregate principal amount of the Outstanding Securities of that Series.

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(v)	Cross-Series Modifications with Single Aggregated Voting. Any Cross-Series Modification constituting or including a Reserved Matter Modification that is Uniformly Applicable to the terms and conditions of the Securities of two or more Series, or to this Agreement insofar as it affects the Securities of two or more Series, may be made, and future compliance therewith may be waived, with the written consent of the Republic and the affirmative vote or consent of holders of more than 75% of the aggregate principal amount of the Outstanding Securities of all the Series affected by the proposed Modification (taken in the aggregate).

(vi)	Cross-Series Modifications with Two-Tier Voting. Any Cross-Series Modification constituting or including a Reserved Matter Modification that is not Uniformly Applicable to the terms and conditions of the Securities of two or more Series or to the Agreement in so far as it affects the Securities of two or more Series, may be made, and future compliance therewith may be waived, with the written consent of the Republic and:

(A)	the affirmative vote or consent of holders of more than 66 2⁄3% of the aggregate principal amount of the Outstanding Securities of all the Series affected by that proposed Modification (taken in the aggregate), and

(B)	the affirmative vote or consent of holders of more than 50% of the aggregate principal amount of the Outstanding Securities of each Series affected by that proposed Modification (taken individually).

It is understood that a Cross-Series Modification constituting or including a Reserved Matter Modification to the terms and conditions of the affected Securities that is not Uniformly Applicable must be effected pursuant to this subsection (vi); such a Cross-Series Modification that is Uniformly Applicable may be effected pursuant to subsection (v) or (vi), at the Issuer’s option.

(vii)	Before soliciting the written consent or the vote of any holder for a Reserved Matter Notification, the Republic shall provide to the Fiscal Agent (for onward distribution to the holders of the Securities that would be affected by that proposed Modification, such holders to be identified to the Fiscal Agent by the Republic) the following information:

(A)	a description of the Republic’s economic and financial circumstances which are, in the Republic’s opinion, relevant to the request for the proposed Modification, a description of the Republic’s existing debts and a description of its broad policy reform program and provisional macroeconomic outlook;

(B)	if the Republic shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

(C)	a description of the Republic’s proposed treatment of external debt instruments that are not affected by the proposed Modification and its intentions with respect to any other major creditor groups; and

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(D)	if the Republic is then seeking a Reserved Matter Modification affecting any other Series of Securities, a description of that proposed Modification.

(b)	Calculation Agent; Claims Valuation. For the purpose either of administering a vote of holders of Securities or seeking the written consent of holders of Securities under this Section 16A, including for calculating the principal amount of the Securities of any Series eligible to participate in such a vote or consent solicitation and for calculating the principal amount of Securities of any Series that have given consent with respect to a Modification, the Republic may appoint a calculation agent (the “Calculation Agent”).

The Fiscal Agent shall notify the holders of all Securities eligible to participate in such a vote or consent solicitation of the methodology, as determined by the Calculation Agent, by which the principal amount of each Series of Securities eligible to participate in that vote or consent solicitation will be calculated. This notification shall be given in writing not less than five (5) days prior to the meeting of holders of Securities at which such vote shall occur or, in the case of a consent solicitation for written consent, at the time such solicitation is made. The Calculation Agent shall provide the Fiscal Agent with the methodology at least five (5) Business Days before the Fiscal Agent is required to provide the notification thereof.

(c)	Binding Effect, Notices, Notations, etc. Any Modification consented to or approved by the holders of Securities pursuant to these Modification provisions will be conclusive and binding on all holders of the relevant Series of Securities or all holders of all Series of Securities affected by a Cross-Series Modification, as the case may be, whether or not they have given such consent, and on all future holders of those Securities whether or not notation of such Modification is made upon the Securities. Any instrument given by or on behalf of any holder of a Security in connection with any consent to or approval of any such Modification will be conclusive and binding on all subsequent holders of that Security.

(d)	For the purpose of “Aggregated Collective Action Securities” the following terms shall be defined as provided below:

“Aggregated Collective Action Securities” means any Securities of any Series issued after the date of this Amendment under this Agreement that are in their terms explicitly stated to be “Aggregated Collective Action Securities” and are distinguished from Collective Action Securities as defined in Section 19A hereof.

“Cross-Series Modification” means a Modification constituting a Reserved Matter affecting two or more Series of Securities.

“Modification” means any modification, amendment, supplement or waiver affecting one or more Series of Securities, including those effected by way of exchange or conversion.

“Outstanding” in the context of the principal amount of Securities, shall be determined in accordance with Section 19 (“Outstanding” Defined) below.

“Reserved Matter” means any Modification to the terms and conditions of any Series of Securities, or to this Agreement insofar as it affects the Securities of such Series, that would:

(i)	change the due dates for the payment of principal of or interest on the Securities of such Series,

(ii)	reduce any amounts payable on the Securities of such Series,

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(iii)	reduce the amount of principal payable upon acceleration of the maturity of the Securities of such Series,

(iv)	reduce the interest rate of the Securities of such Series,

(v)	change the payment currency or places of payment for the Securities of such Series,

(vi)	permit early redemption of the Securities of such Series or, if early redemption is already permitted, set a redemption date earlier than the date previously specified or reduce the redemption price,

(vii)	reduce the percentage of holders of the Securities required for the taking of any action pursuant to Section 16A (Modifications) or change the definition of “Outstanding” with respect to the Securities of such Series,

(viii)	change the Republic’s obligation to pay any additional amounts in respect of the Securities of such Series,

(ix)	change the governing law provision of the Securities of such Series,

(x)	change the courts to the jurisdiction of which the Republic has submitted, the Republic’s obligation to appoint and maintain an agent for service of process in Washington, D.C. or The City of New York or the Republic’s waiver of immunity, in respect of actions or proceedings brought by any holder of the Securities of such Series, as set forth in Section 12 hereof,

(xi)	in connection with an exchange offer for the Securities of such Series, amend any Event of Default (as defined in the terms of the Securities of such Series),

(xii)	change the status of the Securities of such Series, as set forth in the terms of the Securities of such Series and as described under “Description of Debt Securities—Nature of the Obligations of the South African Government” in the prospectus, as amended by any prospectus supplement and any pricing supplement, applicable to the Securities of such Series, or

(xiii)	change the definition of “Uniformly Applicable”, “Reserved Matter” or “Reserved Matter Modification”.

“Reserved Matter Modification” is any Modification to a Reserved Matter.

“Uniformly Applicable”, in the context of a proposed Cross-Series Modification, means a Modification by which holders of Securities of all series affected by that Modification are invited to exchange, convert or substitute their Securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration.

(e)

Meetings. A meeting of holders of the Securities of a Series may be called, as set forth below, at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, Modification, waiver or other action provided by this Agreement or the Securities of such Series to be made, given or taken by holders of the Securities of such Series or to modify, amend or supplement the terms of the Securities of such Series or this Agreement as herein provided. The Republic may at any time call a

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meeting of holders of the Securities of a Series for any such purpose to be held at such time and at such place as the Republic shall determine. Notice of every meeting of holders of the Securities of a Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting (including, if applicable, if the meeting is to consider a proposal for a Cross-Series Modification, an indication of (A) which Series of Securities will be aggregated for purposes of voting on that proposal and (B) the Modification Method chosen by the Republic for the vote on that proposal and the identity of the Calculation Agent, if any), shall be given as provided in the terms of the Securities of such Series, not less than 30 nor more than 60 days prior to the date fixed for the meeting. In case at any time the holders of at least 10% of the aggregate principal amount of the Outstanding Securities (as defined in Section 19) of a Series shall have requested the Fiscal Agent to call a meeting of the holders of the Securities of such Series for any such purpose, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the Fiscal Agent shall call such meeting for such purposes by giving notice thereof not less than 30 nor more than 60 days prior to the date fixed for the meeting; provided, however, that prior to giving such notice or attending any such meeting, the Republic or the holders requesting such meeting, as the case may be, shall have furnished to the Fiscal Agent indemnity or an advance of funds satisfactory to the Fiscal Agent from and against or for all fees, costs and expenses (including the reasonable fees or expenses of its counsel) it may incur in connection with giving such notice or attending such meeting.

To be entitled to vote at any meeting of holders of the Securities of a Series, a person shall be a holder of Outstanding Securities of such Series or, in the case of registered Securities of such Series, a person duly appointed by an instrument in writing as proxy for such a holder. At any meeting of holders, other than a meeting to discuss a Reserved Matter (as defined below), the persons entitled to vote a majority of the aggregate principal amount of the Outstanding Securities of a Series shall constitute a quorum, and at the reconvening of any such meeting adjourned for a lack of a quorum, the persons entitled to vote 25% of the aggregate principal amount of the Outstanding Securities of such Series shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. At any meeting of holders held to discuss a Reserved Matter, the persons sufficient to vote to approve such Reserved Matter Modification the Securities of such Series shall constitute a quorum. The Fiscal Agent may make such reasonable and customary regulations as it shall deem advisable for any meeting of holders of Securities of a Series with respect to the proof of the holding of bearer Securities of such Series and of the appointment of proxies in respect of holders of registered Securities of such Series, the record date for determining the registered owners of registered Securities of such Series who are entitled to vote at such meeting (which date shall be set forth in the notice calling such meeting hereinabove referred to and which shall be not less than 30 nor more than 90 days prior to such meeting), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meetings as it shall deem appropriate.

5.	Addition of Alternative Section 8 of Exhibit A to the Agreement. A new Alternative Section 8 of the form of Reverse of Registered Global Security is added to Exhibit A to the Agreement immediately after Section 8 thereof, to read in full as follows:

“[Alternative Section 8 applicable solely in the case of Aggregated Collective Action Securities.]

[8]. As provided in the Fiscal Agency Agreement, South Africa and the Fiscal Agent, may without the consent of any holder of Securities of any Series, agree to a Modification (as such term is defined below) of the Securities of such Series or to the Fiscal Agency Agreement as it relates to that Series for the purpose of: (A) adding to the covenants of South Africa for the benefit of the holders of the Securities of such Series, (B) surrendering any right or power conferred upon South Africa with respect to Securities of such Series, (C) securing the Securities of such Series, (D) curing any ambiguity, or curing, correcting or supplementing any defective provision in the Securities of that Series or the Fiscal Agency Agreement or (E) amending the Securities of such Series or the Fiscal Agency Agreement in any manner which South Africa and the Fiscal Agent may determine and which does not does not adversely affect the interest of any holder of the Securities of such Series in any material respect (each such modification, a “Technical Modification”). Any such Technical Modifications shall be binding on all holders of the Securities of such Series, and unless the Fiscal Agent otherwise requires, South Africa shall provide notice of any such Technical Modification to the Fiscal Agent for onward distribution to such holders of the Securities as soon as practicable thereafter.

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Modifications proposed by South Africa to the terms and conditions of the Securities of a single Series, or to the Fiscal Agency Agreement insofar as they affect the Securities of a single Series, that are not Reserved Matter Modifications (as defined below) or Technical Modifications, may be approved by holders of the Securities of such Series (by vote at a meeting of the holders of Securities of such Series or by a written consent of such holders of Securities of such Series), and future compliance therewith may be waived, with the written consent of South Africa and the affirmative vote (if approved at a meeting of the holders of the Securities of such Series) or consent (if approved by a written action) of holders of more than 50% of the aggregate principal amount of the Outstanding Securities of that Series.

Reserved Matter Modifications proposed by South Africa may be approved by holders of Securities (by vote at a meeting of the holders of Securities or by a written consent of such holders) in one of three ways (each, a “Modification Method”): (A) by the holders of the Securities of each Series subject to the proposed Modification (a “Single Series Reserved Matter Modification”), (B) for proposed Cross-Series Modifications (as defined below) that are Uniformly Applicable (as defined below), by the holders of two or more Series of Securities whose votes or written consents will be aggregated for the purpose of determining whether the approval threshold has been met (a “Cross-Series Modification with Single Aggregated Voting”), and (C) for proposed Cross-Series Modifications that are not Uniformly Applicable, by the holders of two or more Series of Securities whose votes or written consents (x) taken together, must meet an aggregated approval threshold and (y) taken separately for each Series of Securities covered by that proposed Cross-Series Modification, must meet a separate approval threshold (a “Cross-Series Modification with Two Tier Voting”). The Republic shall have the discretion to select a Modification Method for a proposed Reserved Matter Modification and to designate which Series of Securities will be included in the aggregated voting for a proposed Cross-Series Modification; provided, however, that once South Africa selects a Modification Method and designates the Series of Securities that will be subject to a proposed Cross-Series Modification, those elections will be final for purposes of that vote or consent solicitation. The Republic may simultaneously propose two or more Cross-Series Modifications, each affecting different Series of Securities, or one or more Cross-Series Modifications together with one or more Single Series Modifications.

Any Modification constituting or including a Reserved Matter Modification to the terms and conditions of the Securities of a single Series, or to the Fiscal Agency Agreement insofar as it affects the Securities of a single Series, may be made, and future compliance therewith may be waived, with the written consent of South Africa and the affirmative vote or consent of holders of more than 75% of the aggregate principal amount of the Outstanding Securities of that Series.

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Any Cross-Series Modification constituting or including a Reserved Matter Modification that is Uniformly Applicable to the terms and conditions of the Securities of two or more Series, or to the Fiscal Agency Agreement insofar as it affects the Securities of two or more Series, may be made, and future compliance therewith may be waived, with the written consent of South Africa and the affirmative vote or consent of holders of more than 75% of the aggregate principal amount of the Outstanding Securities of all the Series affected by the proposed Modification (taken in the aggregate).

Any Cross-Series Modification constituting or including a Reserved Matter Modification that is not Uniformly Applicable to the terms and conditions of the Securities of two or more Series or to the Agreement in so far as it affects the Securities of two or more Series, may be made, and future compliance therewith may be waived, with the written consent of South Africa and: (A) the affirmative vote or consent of holders of more than 66 2⁄3% of the aggregate principal amount of the Outstanding Securities of all the Series affected by that proposed Modification (taken in the aggregate), and (B) the affirmative vote or consent of holders of more than 50% of the aggregate principal amount of the Outstanding Securities of each Series affected by that proposed Modification (taken individually).

It is understood that a Cross-Series Modification constituting or including a Reserved Matter Modification to the terms and conditions of the affected Securities that is not Uniformly Applicable must be effected pursuant to this subsection (vii); such a Cross-Series Modification that is Uniformly Applicable may be effected pursuant to subsection (vi) or (vii) of Section 16A of the Fiscal Agency Agreement, at the Issuer’s option.

For purposes of this paragraph the following terms have the definitions as follows:

“Aggregated Collective Action Securities” means any Securities of any Series issued after April 6, 2016 that are in their terms explicitly stated to be “Aggregated Collective Action Securities” and are distinguished from Collective Action Securities as defined in Section 19A hereof.

“Cross-Series Modification” means a Modification constituting a Reserved Matter affecting two or more Series of Securities.

“Modification” means any modification, amendment, supplement or waiver affecting one or more Series of Securities, including those effected by way of exchange or conversion.

“Outstanding” in the context of the principal amount of Securities, shall be determined in accordance with Section 19 (“Outstanding” Defined) below.

“Reserved Matter” means any Modification to the terms and conditions of any Series of Securities, or to the Fiscal Agency Agreement insofar as it affects the Securities of such Series, that would: (i) change the due dates for the payment of principal of or interest on the Securities of such Series, (ii) reduce any amounts payable on the Securities of such Series, (iii) reduce the amount of principal payable upon acceleration of the maturity of the Securities of such Series, (iv) reduce the interest rate of the Securities of such Series, (v) change the payment currency or places of payment for the Securities of such Series, (vi) permit early redemption of the Securities of such Series or, if early redemption is already permitted, set a redemption date earlier than the date previously specified or reduce the redemption price, (vii) reduce the percentage of holders of the Securities required for the taking of any action pursuant to Section 16A (Modifications) or change the definition of “Outstanding” with respect to the Securities of such Series, (viii) change South Africa’s obligation to pay any additional amounts in respect of the Securities of such Series, (ix) change the governing law provision of the Securities of such Series,(x) change the courts to the jurisdiction of which South Africa has submitted, South Africa’s obligation to appoint and maintain an agent for service of process in Washington, D.C. or The City of New York or South Africa’s waiver of immunity, in respect of actions or proceedings brought by any holder of the Securities of such Series, as set forth in Section 12 hereof, (xi) in connection with an exchange offer for the Securities of such Series, amend any Event of Default (as defined in the terms of the Securities of such Series), (xii) change the status of the Securities of such Series, as set forth in the terms of the Securities of such Series and as described under “Description of Debt Securities—Nature of the Obligations of the South African Government” in the prospectus, as amended by any prospectus supplement and any pricing supplement, applicable to the Securities of such Series, or (xiii) change the definition of “Uniformly Applicable”, “Reserved Matter” or “Reserved Matter Modification”.

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“Reserved Matter Modification” is any Modification to a Reserved Matter.

“Uniformly Applicable”, in the context of a proposed Cross-Series Modification, means a Modification by which holders of Securities of all series affected by that Modification are invited to exchange, convert or substitute their Securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration.

6.	Addition of Section 19A of the Agreement. A new section 19A is added to the Agreement, to read in full as follows:

19A. “Collective Action Securities” Defined. For purposes of the provisions of this Agreement, “Collective Action Securities” means (a) any Securities of any Series issued after the date of this Amendment under this Agreement that are in their terms explicitly stated to be “Collective Action Securities” and are distinguished from Aggregated Collective Action Securities as defined in Section 16A hereof or (b) any Securities of any Series issued prior to the date of this Amendment under this Agreement.

7.	Addition of Section 27 of the Agreement. A new section 27 is added to the Agreement, to read in full as follows:

Notwithstanding anything else herein contained, the Fiscal Agent may refrain without liability from doing anything that would or might in its opinion, acting reasonably and based on the advice of counsel, be contrary to any law of any state or jurisdiction (including but not limited to the United States of America or any jurisdiction forming a part of it and England & Wales) or any directive or regulation of any agency of any such state or jurisdiction applicable the subject matter herein and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

8.	Section 7 is hereby deleted and replaced in its entirety with the following:

Limitation Period. The Securities will be subject to a three year limitation period with respect to claims for principal and interest under the Prescription Act 68 of 1969 (the “Prescription Act”); provided, however, that for greater certainty, the provisions of the Prescription Act shall be deemed to be waived with respect to the 10 year time period for presentment for payment specified in Section 3(a) of the Security in the form attached to the Fiscal Agency Agreement as Exhibit A.

9.	Savings Clause. In all other respects, the Agreement shall remain in full force and effect. All references in any other agreement or document to the Agreement shall, on and after the date hereof, be deemed to refer to the Agreement as amended hereby.

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10.	Counterparts. This Amendment may be executed in separate counterparts, and by each party separately on a separate counterpart, each such counterpart, when so executed and delivered, to be an original. Such counterpart shall together constitute but one and the same instrument.

11.	Governing Law. This Amendment will be governed by and interpreted in accordance with the laws of the State of New York without regard to any conflicts of laws principles thereof that would require the application of the laws of a jurisdiction other than the State of New York, except that all matters governing the authorization and execution of this Amendment by the Republic will be governed by the laws of the Republic.

12.	Effectiveness. This Amendment shall become effective as of the date hereof upon execution by the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Fiscal Agency Agreement as of the date first above written.

REPUBLIC OF SOUTH AFRICA

By:	/s/ Tshepiso Moahloli
Name:	Tshepiso Moahloli
Title:	Chief Director: Liability Management
National Treasury
Republic of South Africa

[ADDITIONAL SIGNATURE PAGE FOLLOWS]

Exhibit 4

CITIBANK, N.A., LONDON BRANCH

By:	/s/ David Rowlandson
Name:	David Rowlandson
Title:	Vice President

BANQUE INTERNATIONALE À LUXEMBOURG, SOCIÉTÉ ANONYME

By:	/s/ Biagio Grasso
Name:	Biagio Grasso
Title:	Authorised Signatory

By:	/s/ Jean-Jacques Kinnen
Name:	Jean-Jacques Kinnen
Title:	Senior Manager